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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use, and the incorporation by reference, in this Amendment No. 1 to Registration Statement No. 333-113590 of Giant Industries, Inc. and subsidiaries of our reports dated March 12, 2004 (which express unqualified opinions and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations" in 2003, and the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in 2002), relating to the consolidated financial statements of Giant Industries, Inc. and subsidiaries as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 and the related financial statement schedule, appearing in the Prospectus Supplements and incorporated by reference in the Prospectus, which are part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus and Prospectus Supplements.

DELOITTE & TOUCHE LLP

Phoenix, Arizona
April 5, 2004